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                                                                    Exhibit 3-52
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     STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 09:00 AM 11/17/1994
   944221777 - 2454751


                          CERTIFICATE OF INCORPORATION

                                       OF

                           CHG Investment Corp., Inc.


1.   The name of the Corporation is CHG Investment Corp., Inc.

2. The address of its registered office is 103 Springer Building, 3411 Silverside Road, Wilmington, County of New Castle, Delaware 19810. The name of its registered agent at such address is Organization Services, Inc.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the Corporation shall have authority to issue is One Thousand (1,000) shares of common stock; each such share shall have One Dollar ($1.00) par value.

5.   The name and mailing address of each incorporator is as follows:

   NAME                                   ADDRESS
   ----                                   -------
   Harold F. Kalbach, Jr.                 103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, DE 19810

   Cynthia L. Conner                      103 Springer Building
                                          3411 Silverside Road
                                          Wilmington, DE 19810

6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the Corporation.

8. Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation, Elections of Directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

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9.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     WE THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate hereby declaring and certifying that this is our act and deed and the facts herein stated are true, accordingly have hereunto set our hands this 16th day of November, 1994.

                                         /s/ Harold F. Kalbach, Jr.
                                         ________________________
                                         Harold F. Kalbach, Jr.

                                         /s/ Cynthia L. Conner
                                         ________________________
                                         Cynthia L. Conner


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                                                            STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:30 PM 04/15/2002
                                                          020239841 - 2454751


                   CERTIFICATE OF CHANGE OF REGISTERED AGENT

                                      AND

                               REGISTERED OFFICE

                                   * * * * *

CHG Investment Corp., Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

   The present registered agent of the corporation is ENTITY SERVICES GROUP, LLC and the present registered office of the corporation is in the county of NEW CASTLE COUNTY.

   The Board of Directors of CHG Investment Corp., Inc. adopted the following resolution on the 12th day of March, 2002.

   Resolved, that the registered office of CHG Investment Corp., Inc., in the state of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of this corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

   IN WITNESS WHEREOF, CHG Investment Corp., Inc., has caused this statement to be signed by James J. Wankmiller, its Vice President, this 12th day of March, 2002.

                                      /s/ James J. Wankmiller
                                      __________________________________________
                                      James J. Wankmiller, Senior Vice President

(DEL. - 264 - 6/15/94)

CT System